Exhibit 99.1

Contact:	Brad Belhouse – Investors	Gary Thompson – Media
	Harrah’s Entertainment, Inc.	Harrah’s Entertainment, Inc.
	(702) 407-6367	(702) 407-6529

Release #HET 02-0500

Harrah’s Entertainment Reports Record Fourth-Quarter, Full-Year Results;

Same-Store Sales Growth, Accretive Acquisition Drive Records

LAS VEGAS, February 2, 2005 – Harrah’s Entertainment, Inc. (NYSE:HET) today reported record fourth-quarter revenues of $1.19 billion, up 25.1 percent from revenues of $950.2 million in the 2003 fourth quarter.

Property Earnings Before Interest, Taxes, Depreciation and Amortization (Property EBITDA) rose 31.3 percent in the fourth quarter to a record $288.7 million from Property EBITDA of $219.9 million in the year-earlier period. Fourth-quarter Adjusted Earnings Per Share increased to a record 72 cents, up 44.0 percent from the 50 cents achieved in 2003’s fourth quarter.

Property EBITDA and Adjusted EPS are not Generally Accepted Accounting Principles (GAAP) measurements but are commonly used in the gaming industry as measures of performance and as a basis for valuation of gaming companies. In addition, analysts’ per-share earnings estimates for gaming companies are comparable to Adjusted EPS. Reconciliations of Adjusted EPS to GAAP EPS and Property EBITDA to income from operations are attached to this release.

Fourth-quarter income from operations rose 33.4 percent to a record $165.0 million from $123.7 million in the year-earlier quarter. Fourth-quarter net income was a record $77.0 million, up 117.5 percent from $35.4 million in the 2003 fourth quarter.

Diluted earnings per share for the 2004 fourth quarter was a record 68 cents, 112.5 percent higher than the 32 cents achieved in the 2003 fourth quarter.

Fourth-quarter results included contributions from the three Horseshoe casinos, acquired by Harrah’s on July 1, 2004. Results for Harrah’s East Chicago and Harrah’s Tunica, which are contracted for sale to an affiliate of Colony Capital, LLC, have been reclassified to discontinued operations. Harrah’s anticipates closing the sale transaction during the 2005 first quarter.

 “Strong organic growth, an accretive acquisition and prudent capital spending propelled the company to yet another record quarter,” said Gary Loveman, Harrah’s Entertainment’s chairman, president and chief executive officer. “We achieved these results despite a month-long strike at our Atlantic City properties. This robust performance also demonstrates the value of our unique customer-loyalty strategy and our geographic diversification, as often measured by same-store sales growth and cross-market play.”

Fourth-quarter 2004 same-store revenues increased 7.5 percent over the year-ago period. Cross-market play – gaming by customers at Harrah’s properties other than their “home” casino – rose 15.3 percent from the fourth quarter of 2003. Tracked play – gaming by customers using the company’s Total Rewards player cards – increased 10.8 percent from the year-ago fourth quarter.

“Our acquisitions have received considerable attention, but they are only one part of Harrah’s growth story,” Loveman said. “Over the past six years we have contended with recession, a post-9/11 travel slump, new competitors in multiple markets and the longest strike in the history of the Atlantic City gaming industry. Despite this litany of challenges, our company has posted same-store sales growth in all but one of the last 24 quarters. This remarkable record of consistent organic growth is a tribute to the effectiveness of our marketing and technological capabilities and our focus on delivering superior customer service.”

For the full year 2004, revenues rose 15.2 percent to a record $4.55 billion from $3.95 billion in 2003. Property EBITDA increased to a record $1.22 billion, up 16.0 percent from $1.05 billion in 2003. Adjusted EPS was a record $3.37, 15.8 percent higher than the $2.91 achieved in 2003.

Income from operations for the full year 2004 was a record $791.1 million, up 16.5 percent from $678.8 million in full year 2003. Net income was a record $367.7 million, up 25.7 percent from $292.6 million in 2003. Full-year 2004 diluted earnings per share was a record $3.26, up 23.0 percent from $2.65 in the year-ago period.

For the full year 2004, cross-market play rose 18.0 percent to $1.44 billion. Tracked play for the full year 2004 increased 11.9 percent, while same-store revenues rose 6.5 percent.

Poised For Long-Term Growth

“In 2004 we achieved record results in pursuit of our strategy to position Harrah’s as the world’s leading distributor of casino entertainment,” Loveman said. “Our implementation of marketing and customer-service initiatives, such as Total Rewards 2, strategic capital investments in existing properties and the acquisition of Horseshoe Gaming Holding Corp. set the stage for sustainable long-term growth.

“Our pending acquisition of Caesars Entertainment, Inc. will take Harrah’s to an even higher level, giving us both a premier luxury brand of international renown and an expanded property portfolio offering a presence in every major gaming market in this country,” Loveman said. “Our integration strategy calls for us to maintain and enhance the Caesars brand as experienced by their players, while integrating the best tools, capabilities and personnel of both companies into the combined entity.

“We are in substantial compliance with the Federal Trade Commission’s second request for information with regards to the Caesars acquisition, and we remain optimistic we will be able to complete this transaction in the second quarter,” Loveman said.

“The Horseshoe acquisition continued to be accretive in the fourth quarter, adding an estimated four cents to Adjusted EPS,” Loveman said. “The integration of Horseshoe continues to proceed smoothly, an experience that will serve us well as we prepare for the integration of Caesars.

“We will be ready for the Caesars acquisition,” Loveman said. “Our existing operations provide strong momentum, fueled by robust organic growth, a history of successful acquisitions and high returns on capital investments. The recently announced increase in our bank-credit capacity will not only facilitate the Caesars transaction, but provide us with the financial flexibility to pursue other opportunities as they arise.

“On January 1, Phil Satre retired as chairman after a remarkable 25-year career with our company,” Loveman said.  “Phil is truly a gaming-industry legend. His leadership and vision transformed a small Nevada casino chain into one of the largest companies in the gaming industry. On behalf of Harrah’s 48,000 employees, I would like to wish Phil a fond farewell, and extend to him the best wishes of all of my colleagues on the next challenges in his life.”

Among the fourth-quarter highlights:

•                  Building on the acquisition of Horseshoe, Harrah’s announced plans to re-brand its Bluffs Run Casino to the Horseshoe brand as part of an expansion and renovation of the Council Bluffs, Iowa, property. Upon completion in the first quarter of 2006, Horseshoe Council Bluffs will feature 69 percent more gaming space, 1,900 slot machines, 36 table games and a 20-table poker room.

•                  Members of the UNITE-HERE Local 54 union in Atlantic City approved a five-year contract in November, ending a month-long strike at Harrah’s Atlantic City and the Showboat.

•                  The National Indian Gaming Commission approved an agreement between the Ak-Chin Indian Community and a Harrah’s subsidiary that extends Harrah’s contract to manage Harrah’s Phoenix Ak-Chin hotel and casino for an additional five years, starting January 1, 2005. Harrah’s has managed the Arizona casino since its December 1994 opening.

•                  Harrah’s 28 casinos received a record 580 awards, including 252 first-place finishes, in “Best of Slots,” an annual poll of Strictly Slots magazine readers. Harrah’s Laughlin, Harrah’s Lake Tahoe, Harrah’s New Orleans and Horseshoe Bossier City were named “Best Overall Gaming Resort” in their markets, while Total Rewards was voted Best Slot Club in 10 markets –Atlantic City, Chicagoland, Iowa, Lake Tahoe, Las Vegas Strip, Laughlin, Missouri, Native Midwest, Native West and New Orleans.

•                  Harrah’s announced the launch of the World Series of Poker Tournament Circuit, a series of five poker tournaments preceding the 36th Annual World Series of Poker in Las Vegas this summer. The first circuit tournament was held in January at Harrah’s Atlantic City; additional events will be held at Harrah’s Rincon, the Rio, Harveys Lake Tahoe and Harrah’s New Orleans.

•                  An expansion of Harrah’s Rincon near San Diego opened in December. The project added a 21-story, 459-room hotel tower, 14,000 square feet of additional gaming space and a 7,500-square-foot spa.

Southern Nevada Propels West Region To Record Results

West Results

(in millions)

	2004	2003	Percent	2004	2003	Percent
	Fourth	Fourth	Increase	Full	Full	Increase
	Quarter	Quarter	(Decrease)	Year	Year	(Decrease)
Southern Nevada
Total revenues	$265.5	$226.0	17.5%	$1,062.5	$899.5	18.1%
Income from operations	58.4	39.3	48.6%	246.0	165.4	48.7%
Property EBITDA	75.5	57.9	30.4%	316.1	239.8	31.8%
Northern Nevada
Total revenues	99.8	99.0	0.8%	452.4	447.2	1.2%
Income from operations	3.4	(2.3)	N/M	60.0	55.4	8.3%
Property EBITDA	15.2	14.0	8.6%	103.1	100.8	2.3%
Total West Region
Total revenues	365.3	325.0	12.4%	1,514.9	1,346.7	12.5%
Income from operations	61.8	37.0	67.0%	306.0	220.8	38.6%
Property EBITDA	90.7	71.9	26.1%	419.2	340.6	23.1%

Strong market conditions and robust cross-market play at Harrah’s three Southern Nevada properties helped Harrah’s West Region achieve record fourth-quarter and full-year results.

 “Our cross-market strategy and capabilities helped our Southern Nevada properties post particularly strong results,” said Tim Wilmott, Harrah’s chief operating officer. “Our competitive advantage was especially evident at Harrah’s Laughlin, which posted EBITDA gains of more than 42 percent.”

East Region Reports Lower Results

East Results

(in millions)

	2004	2003	Percent	2004	2003	Percent
	Fourth	Fourth	Increase	Full	Full	Increase
	Quarter	Quarter	(Decrease)	Year	Year	(Decrease)
Harrah’s Atlantic City
Total revenues	$96.0	$99.9	-3.9%	$423.3	$433.5	-2.4%
Income from operations	18.1	25.9	-30.1%	109.4	133.4	-18.0%
Property EBITDA	28.1	34.3	-18.1%	148.0	167.5	-11.6%
Showboat Atlantic City
Total revenues	82.0	82.4	-0.5%	357.6	347.8	2.8%
Income from operations	15.5	17.0	-8.8%	90.4	83.9	7.7%
Property EBITDA	24.1	23.9	0.8%	123.5	110.8	11.5%
Total East Region
Total revenues	178.0	182.3	-2.4%	780.9	781.3	-0.1%
Income from operations	33.6	42.9	-21.7%	199.8	217.3	-8.1%
Property EBITDA	52.2	58.2	-10.3%	271.5	278.3	-2.4%

A month-long strike at Harrah’s two Atlantic City properties impacted fourth-quarter revenues, operating income and Property EBITDA from the Eastern Region.

 “The strike presented a significant challenge to our Atlantic City operations, but we are pleased we were ultimately able to achieve our goal – a five-year contract that is fair and equitable to both union members and our shareholders,” Wilmott said. “We’re excited about the scheduled opening of the House of Blues club at the Showboat this summer. We believe it will provide a gaming and entertainment experience without rival in Atlantic City.”

North Central Region Reports Record Results

North Central Results

(in millions)

	2004	2003	Percent	2004	2003	Percent
	Fourth	Fourth	Increase	Full	Full	Increase
	Quarter	Quarter	(Decrease)	Year	Year	(Decrease)
Illinois/Indiana
Total revenues	$187.2	$87.2	114.7%	$587.8	$390.7	50.4%
Income from operations	33.0	16.0	106.3%	103.0	74.5	38.3%
Property EBITDA	40.0	20.2	98.0%	126.2	91.1	38.5%
Iowa
Total revenues	64.6	59.1	9.3%	254.0	238.7	6.4%
Income from operations	13.8	7.1	94.4%	68.1	32.1	112.1%
Property EBITDA	19.8	12.7	55.9%	75.7	52.5	44.2%
Missouri
Total revenues	119.7	109.5	9.3%	458.1	441.0	3.9%
Income from operations	20.7	16.6	24.7%	78.2	83.0	-5.8%
Property EBITDA	34.0	26.9	26.4%	123.1	120.8	1.9%
Total North Central
Total revenues	371.5	255.8	45.2%	1,299.9	1,070.4	21.4%
Income from operations	67.5	39.7	70.0%	249.3	189.6	31.5%
Property EBITDA	93.8	59.8	56.9%	325.0	264.4	22.9%

The addition of Horseshoe Hammond, a lower tax rate at Bluffs Run Casino and improved business from a recently completed expansion of Harrah’s St. Louis all contributed to record fourth-quarter results for the company’s North Central Region.

Due to the decision to sell the property, operating results from Harrah’s East Chicago are reported as discontinued operations. The prior year results have been reclassified to conform to this presentation.

 “Harrah’s St. Louis, Harrah’s Council Bluffs, Bluffs Run and Horseshoe Hammond all posted strong fourth-quarter performances,” Wilmott said. “The completion of the expansion of Harrah’s North Kansas City later this year, along with the renovation, expansion and rebranding of Bluffs Run, will reinforce our strong position in the Midwest.”

South Central Region Also Posts Record Results

South Central Results

(in millions)

	2004	2003	Percent	2004	2003	Percent
	Fourth	Fourth	Increase	Full	Full	Increase
	Quarter	Quarter	(Decrease)	Year	Year	(Decrease)
Louisiana
Total revenues	$198.9	$165.5	20.2%	$762.5	$659.9	15.5%
Income from operations	21.3	22.2	-4.1%	97.3	92.3	5.4%
Property EBITDA	35.0	30.8	13.6%	148.6	136.3	9.0%
Mississippi
Total revenues	55.3	—	N/A	113.4	—	N/A
Income from operations	11.2	—	N/A	25.8	—	N/A
Property EBITDA	15.8	—	N/A	33.4	—	N/A
Total South Central
Total revenues	254.2	165.5	53.6%	875.9	659.9	32.7%
Income from operations	32.5	22.2	46.4%	123.1	92.3	33.4%
Property EBITDA	50.8	30.8	64.9%	182.0	136.3	33.5%

The South Central Region benefited from the addition of Horseshoe Bossier City and Horseshoe Tunica, as well as continued strong business trends at Harrah’s New Orleans.

Due to the decision to sell the property, operating results from Harrah’s Tunica are reported as discontinued operations. Prior year results have been reclassified to conform to this presentation.

“Strong cross-market play continues to drive outstanding growth at Harrah’s New Orleans,” Wilmott said. “We look forward to the addition of a 450-room hotel tower in early 2006 that will position Harrah’s New Orleans to extend its strong results well into the future.”

Managed Properties And Other Items

Fourth-quarter management-fee revenues were down 10.4 percent from the year-ago period due to lower fee schedules associated with contract extensions at tribal-owned properties.

Fourth-quarter development costs declined to $4.4 million from $10.2 million in the year-ago quarter. In the first quarter of 2005, Harrah’s and Gala Group dissolved the joint venture formed in 2003 for the development of regional casinos in the United Kingdom in response to the government’s proposal to restrict development of regional casinos. Harrah’s will focus its UK efforts on opportunities to develop large-scale destination casino resorts with more than 50,000 square feet of gaming space, as well as hotel rooms, restaurants and entertainment venues.

Corporate expense increased 42.2 percent over the year-ago quarter due to on-going costs related to Sarbanes-Oxley compliance, increased depreciation and incentive-compensation costs. Interest expense was 29.8 percent higher than in the 2003 fourth quarter due to additional debt related to the Horseshoe acquisition. The company recorded $2.3 million in costs during the quarter related to integration planning for the Caesars acquisition.

The effective income tax rate after minority interest for the full year 2004 was 36.7 percent, compared to 37.3 percent for the year 2003. The tax rate for the fourth quarter of 2004 was 33.8 percent, the same as in the year-ago period.

Discontinued operations, which includes the operating results of Harrah’s East Chicago and Harrah’s Tunica, increased over the prior year due to the cessation of depreciation following the third-quarter 2004 agreement to sell the properties, lower income taxes and improved operating performance.

Harrah’s Entertainment will host a conference call Wednesday, February 2, 2005, at 9:00 a.m. Eastern Standard Time to review its 2004 fourth-quarter and year-end results. Those interested in participating in the call should dial 1-888-399-2695, or 1-706-679-7646 for international callers, approximately 10 minutes before the call start time.

A taped replay of the conference call can be accessed at 1-800-642-1687, or 1-706-645-9291 for international callers, beginning at 10:00 a.m. EST Wednesday, February 2. The replay will be available through 11:59 p.m. EST on Tuesday, February 8. The passcode number for the replay is 3289511.

Interested parties wanting to listen to the live conference call on the Internet may do so on the company’s web site – www.harrahs.com – in the Investor Relations section under the Investor News tab.

Various subsidiaries of Harrah’s Entertainment, Inc. own or manage 28 casinos in the United States, primarily under the Harrah’s and Horseshoe brand names. Founded 67 years ago, Harrah’s Entertainment is focused on building loyalty and value with its valued customers through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership.

Additional information about Harrah’s is available at www.harrahs.com.

This release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, strategies, future performance, future financial results of Harrah’s and Caesars Entertainment, Inc. and Harrah’s anticipated acquisition of Caesars.  These forward-looking statements are based on current expectations and projections about future events.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance or results of Caesars and Harrah’s may differ materially from those expressed or implied by such forward-looking statements.  Such risks and uncertainties include, but are not limited to, the following factors as well as other factors described from time to time in our reports filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein):  financial community and rating agency perceptions of Harrah’s and Caesars; the effects of economic, credit and capital market conditions on the economy in general, and on gaming and hotel companies in particular; construction factors, including delays, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters and building permit issues; the effects of environmental and structural building conditions relating to our properties;  the ability to timely and cost-effectively integrate into Harrah’s operations the companies that it acquires, including with respect to its acquisition of Caesars; access to available and feasible financing, including financing for Harrah’s acquisition of Caesars, on a timely basis; changes in laws (including increased tax rates), regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation; the ability of our customer-tracking, customer loyalty and yield-management programs to continue to increase customer loyalty and same store sales; our ability to recoup costs of capital investments through higher revenues; acts of war or terrorist incidents; abnormal gaming holds; and the effects of competition, including locations of competitors and operating and market competition.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Harrah’s and Caesars disclaim any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if no date is stated, as of the date of this press release.

Additional Information about the Acquisition and Where to Find It

In connection with Harrah’s proposed acquisition of Caesars (“Acquisition”), on January 24, 2005, Harrah’s filed definitive materials with the Securities and Exchange Commission (SEC), including a registration statement on Form S-4 that contains a definitive prospectus and joint proxy statement. INVESTORS AND SECURITY HOLDERS OF HARRAH’S AND CAESARS ARE URGED TO READ THE PROSPECTUS AND JOINT PROXY STATEMENT BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT HARRAH’S, CAESARS AND THE ACQUISITION.  The definitive materials filed on January 24, 2005, the preliminary versions of these materials filed on October 20, 2004, December 20, 2004, and January 24, 2005 and other relevant materials, and any other documents filed by Harrah’s or Caesars with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Harrah’s by directing a written request to: Harrah’s, One Harrah’s Court, Las Vegas, Nevada 89119, Attention: Investor Relations or Caesars Entertainment, Inc., 3930 Howard Hughes Parkway, Las Vegas, Nevada 89109, Attention: Investor Relations. Investors and security holders are urged to read the proxy statement, prospectus and the other relevant materials before making any voting or investment decision with respect to the Acquisition.

Harrah’s, Caesars and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Caesars and Harrah’s in connection with the Acquisition.  Information about those executive officers and directors of Harrah’s and their ownership of Harrah’s common stock is set forth in the Harrah’s Form 10-K for the year ended December 31, 2003, which was filed with the SEC on March 5, 2004, and the proxy statement for Harrah’s 2004 Annual

Meeting of Stockholders, which was filed with the SEC on March 4, 2004.  Information about the executive officers and directors of Caesars and their ownership of Caesars common stock is set forth in the proxy statement for Caesars’ 2004 Annual Meeting of Stockholders, which was filed with the SEC on April 16, 2004.  Investors and security holders may obtain additional information regarding the direct and indirect interests of Harrah’s, Caesars and their respective executive officers and directors in the Acquisition by reading the proxy statement and prospectus regarding the Acquisition.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

-MORE-

HARRAH’S ENTERTAINMENT, INC.

CONSOLIDATED SUMMARY OF OPERATIONS

(UNAUDITED)

(In thousands, except per share	Fourth Quarter Ended December 31,		Year Ended December 31,
amounts)	2004	2003	2004	2003

Revenues*	$1,189,065	$950,221	$4,548,326	$3,948,865
Property operating expenses	(900,370)	(730,272)	(3,331,470)	(2,899,527)
Depreciation and amortization	(89,047)	(74,027)	(327,188)	(294,336)
Operating profit	199,648	145,922	889,668	755,002

Corporate expense	(18,854)	(13,260)	(66,818)	(52,602)
Caesars acquisition costs	(2,331)	—	(2,331)	—
Losses on interests in nonconsolidated affiliates	(559)	(389)	(879)	(999)
Amortization of intangible assets	(3,765)	(1,200)	(9,439)	(4,798)
Project opening costs and other items	(9,180)	(7,334)	(19,093)	(17,828)

Income from operations	164,959	123,739	791,108	678,775
Interest expense, net of interest Capitalized	(76,299)	(58,781)	(271,802)	(234,419)
Loss on early extinguishment of debt	—	(15,938)	—	(19,074)
Other income/(expense) including interest income	4,114	(4,264)	9,483	2,913

Income before income taxes and minority interests	92,774	44,756	528,789	428,195
Provision for income taxes	(30,568)	(14,329)	(190,641)	(155,568)
Minority interests	(2,334)	(2,334)	(8,623)	(11,563)
Income from continuing operations	59,872	28,093	329,525	261,064
Discontinued operations, net of tax Expense	17,084	7,283	38,184	31,559
Net income	$76,956	$35,376	$367,709	$292,623

Earnings per share - basic
Income from continuing operations	$0.54	$0.25	$2.97	$2.40
Discontinued operations, net of tax	0.15	0.07	0.34	0.29
Net income	$0.69	$0.32	$3.31	$2.69

Earnings per share - diluted
Income from continuing operations	$0.53	$0.25	$2.92	$2.36
Discontinued operations, net of tax	0.15	0.07	0.34	0.29
Net income	$0.68	$0.32	$3.26	$2.65

Weighted average common shares Outstanding	111,371	109,551	111,162	108,972
Weighted average common and common equivalent shares outstanding	113,706	111,259	112,867	110,403

*See note (a) on Supplemental Operating Information.

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL OPERATING INFORMATION

(UNAUDITED)

	Fourth Quarter Ended December 31,		Year Ended December 31,
(In thousands)	2004	2003	2004	2003

Revenues (a)
West Region	$365,276	$325,027	$1,514,927	$1,346,749
East Region	178,018	182,346	780,885	781,295
North Central Region	371,515	255,845	1,299,864	1,070,382
South Central Region	254,207	165,529	875,913	659,862
Managed	15,237	17,009	60,701	73,035
Other	4,812	4,465	16,036	17,542
Total Revenues	$1,189,065	$950,221	$4,548,326	$3,948,865

Income from operations(a)
West Region	$61,765	$36,993	$305,955	$220,806
East Region	33,592	42,903	199,849	217,285
North Central Region	67,499	39,670	249,316	189,595
South Central Region	32,544	22,151	123,106	92,277
Managed	12,664	14,582	51,752	64,372
Other	(21,920)	(19,300)	(69,721)	(52,958)
Corporate expense	(18,854)	(13,260)	(66,818)	(52,602)
Caesars acquisition costs	(2,331)	—	(2,331)	—
Total Income from operations	$164,959	$123,739	$791,108	$678,775

Property EBITDA(a)(b)
West Region	$90,692	$71,910	$419,155	$340,563
East Region	52,228	58,229	271,494	278,254
North Central Region	93,774	59,771	325,017	264,385
South Central Region	50,794	30,750	182,035	136,347
Managed	12,777	14,626	52,097	64,475
Other	(11,570)	(15,337)	(32,942)	(34,686)
Total Property EBITDA	$288,695	$219,949	$1,216,856	$1,049,338

Project opening costs and other items(a)
Project opening costs	$(1,704)	$(740)	$(9,526)	$(7,352)
Writedowns, reserves and recoveries	(7,476)	(6,594)	(9,567)	(10,476)
Total	$(9,180)	$(7,334)	$(19,093)	$(17,828)

(a)                                  In third quarter 2004, Harrah’s Tunica and East Chicago were classified as assets held-for-sale and their prior periods’ results were reclassified from Income from continuing operations to Discontinued operations.

(b)                                  Property EBITDA (earnings before interest, taxes, depreciation and amortization) consists of Income from operations before depreciation and amortization, write-downs, reserves and recoveries, project opening costs, corporate expense, Caesars acquisition costs, losses on interests in nonconsolidated affiliates and amortization of intangible assets. Property EBITDA is a supplemental financial measure used by management, as well as industry analysts, to evaluate our operations. However, Property EBITDA should not be construed as an alternative to Income from operations (as an indicator of our operating performance) or to Cash flows from operating activities (as a measure of liquidity) as determined in accordance with generally accepted accounting principles. All companies do not calculate EBITDA in the same manner. As a result, Property EBITDA as presented by our Company may not be comparable to similarly titled measures presented by other companies.

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL INFORMATION

(UNAUDITED)

Calculation of Adjusted Earnings Per Share

(In thousands, except per	Fourth Quarter Ended December 31,		Year Ended December 31,
share amounts)	2004	2003	2004	2003

Income before taxes and minority interests	$92,774	$44,756	$528,789	$428,195
Add/(deduct):
Project opening costs and other items:
True-up of Bluffs Run prior year’s gaming tax accrual	—	—	(16,558)	—
Contribution to the Harrah’s Foundation	—	—	10,000	—
Other	9,180	7,334	25,651	17,828
Loss on ownership interests	—	—	—	128
Loss on early extinguishment of debt	—	15,938	—	19,074
Insurance claim settlement	—	1,896	—	1,896
Settlement of litigation	—	4,200	—	4,200
Caesars acquisition costs	2,331	—	2,331	—

Adjusted income before taxes and minority interests	104,285	74,124	550,213	471,321
Provision for income taxes	(34,459)	(24,291)	(198,493)	(171,592)
Minority interests	(2,334)	(2,334)	(8,623)	(11,563)

Adjusted income before discontinued operations	67,492	47,499	343,097	288,166
Discontinued operations, net of tax	17,084	7,283	38,184	31,559
Add/(deduct):
Loss on sale of Vicksburg assets, net of tax	—	14	—	474
Tax benefit from realization of net operating loss carry- forwards arising from disposition of Harrah’s Tunica	(2,483)	—	(2,483)	—
Loss on sale of Harveys Colorado assets, net of tax	—	—	—	674
Project opening costs and other items at Harrah’s Tunica and East Chicago, net of tax	91	475	1,338	728

Adjusted net income	$82,184	$55,271	$380,136	$321,601

Adjusted diluted earnings per share	$0.72	$0.50	$3.37	$2.91

Weighted average common and common equivalent shares outstanding	113,706	111,259	112,867	110,403

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO INCOME FROM OPERATIONS

(UNAUDITED)

(In thousands)

Fourth Quarter Ended December 31, 2004

	West Region	East Region	North Central Region	South Central Region	Managed and Other	Total

Revenues	$365,276	$178,018	$371,515	$254,207	$20,049	$1,189,065
Property operating expenses	(274,584)	(125,790)	(277,741)	(203,413)	(18,842)	(900,370)
Property EBITDA	90,692	52,228	93,774	50,794	1,207	288,695

Depreciation and amortization	(27,100)	(18,065)	(23,478)	(15,606)	(4,798)	(89,047)
Operating profit	63,592	34,163	70,296	35,188	(3,591)	199,648
Amortization of intangible assets	(181)	—	(1,268)	(1,691)	(625)	(3,765)
Losses on interests in nonconsolidated affiliates	—	—	—	—	(559)	(559)
Project opening costs and other items	(1,646)	(571)	(1,529)	(953)	(4,481)	(9,180)
Corporate expense	—	—	—	—	(18,854)	(18,854)
Caesars acquisition costs	—	—	—	—	(2,331)	(2,331)
Income from operations	$61,765	$33,592	$67,499	$32,544	$(30,441)	$164,959 *

Fourth Quarter Ended December 31, 2003

	West Region	East Region	North Central Region	South Central Region	Managed and Other	Total

Revenues	$325,027	$182,346	$255,845	$165,529	$21,474	$950,221
Property operating expenses	(253,117)	(124,117)	(196,074)	(134,779)	(22,185)	(730,272)
Property EBITDA	71,910	58,229	59,771	30,750	(711)	219,949

Depreciation and amortization	(28,139)	(15,393)	(17,786)	(8,941)	(3,768)	(74,027)
Operating profit	43,771	42,836	41,985	21,809	(4,479)	145,922
Amortization of intangible assets	(181)	—	(1,019)	—	—	(1,200)
Losses on interests in nonconsolidated affiliates	—	—	—	—	(389)	(389)
Project opening costs and other items	(6,597)	67	(1,296)	342	150	(7,334)
Corporate expense	—	—	—	—	(13,260)	(13,260)
Income from operations	$36,993	$42,903	$39,670	$22,151	$(17,978)	$123,739 *

*Total Income from operations as reported on this schedule corresponds with the amounts reported for the respective periods on our CONSOLIDATED SUMMARY OF OPERATIONS.  See our CONSOLIDATED SUMMARY OF OPERATIONS for the additional income and expenses recorded in the determination of Net income and Earnings per share for the periods presented.

Year Ended December 31, 2004

	West Region	East Region	North Central Region	South Central Region	Managed and Other	Total

Revenues	$1,514,927	$780,885	$1,299,864	$875,913	$76,737	$4,548,326
Property operating expenses	(1,095,772)	(509,391)	(974,847)	(693,878)	(57,582)	(3,331,470)
Property EBITDA	419,155	271,494	325,017	182,035	19,155	1,216,856

Depreciation and amortization	(106,014)	(70,000)	(83,194)	(50,601)	(17,379)	(327,188)
Operating profit	313,141	201,494	241,823	131,434	1,776	889,668
Amortization of intangible assets	(725)	—	(4,739)	(2,725)	(1,250)	(9,439)
Losses on interests in nonconsolidated affiliates	—	—	—	—	(879)	(879)
Project opening costs and other items	(6,461)	(1,645)	12,232	(5,603)	(17,616)	(19,093)
Corporate expense	—	—	—	—	(66,818)	(66,818)
Caesars acquisition costs	—	—	—	—	(2,331)	(2,331)
Income from operations	$305,955	$199,849	$249,316	$123,106	$(87,118)	$791,108 *

Year Ended December 31, 2003

	West Region	East Region	North Central Region	South Central Region	Managed and Other	Total

Revenues	$1,346,749	$781,295	$1,070,382	$659,862	$90,577	$3,948,865
Property operating expenses	(1,006,186)	(503,041)	(805,997)	(523,515)	(60,788)	(2,899,527)
Property EBITDA	340,563	278,254	264,385	136,347	29,789	1,049,338

Depreciation and amortization	(112,033)	(59,733)	(67,512)	(40,028)	(15,030)	(294,336)
Operating profit	228,530	218,521	196,873	96,319	14,759	755,002
Amortization of intangible assets	(725)	—	(4,073)	—	—	(4,798)
Losses on interests in nonconsolidated affiliates	—	—	—	—	(999)	(999)
Project opening costs and other items	(6,999)	(1,236)	(3,205)	(4,042)	(2,346)	(17,828)
Corporate expense	—	—	—	—	(52,602)	(52,602)
Income from operations	$220,806	$217,285	$189,595	$92,277	$(41,188)	$678,775 *

*Total Income from operations as reported on this schedule corresponds with the amounts reported for the respective periods on our CONSOLIDATED SUMMARY OF OPERATIONS.  See our CONSOLIDATED SUMMARY OF OPERATIONS for the additional income and expenses recorded in the determination of Net income and Earnings per share for the periods presented.